EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-12121, 333-12105, and 333-12103) pertaining to the 1992 Stock Option Plan, 1996 Director Option Plan, and 1996 Employee Stock Option Plan of Diatide, Inc. of our report dated February 9, 1999, with respect to the financial statements of Diatide, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                           /s/ ERNST & YOUNG LLP

Manchester, New Hampshire
March 25, 1999